Exhibit 10.5

Shaanxi Province Rural Credit Union Loan [2006] No. 053013

Maximum Loan Agreement

(Unofficial Translation)

Shaanxi Province Rural Credit Union

Maximum Loan Agreement

Shaanxi Province Rural Credit Union Loan [2006] No. 053013

Borrower: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Residence (address): East Street, Shangsong Village

Legal Representative: Yongming Feng

Deposit Bank:   Fufeng Industrial and Commercial Bank of China

Account Number: 2603023509200005153

Telephone:    5471054                                    Post Code:   722205

Lender: Fufeng County Credit Union Shangsong Branch

Residence (address): Shangsong Village

Legal Representative: Fangning Zhou

Telephone:    5471045                                    Post Code:   722205

For the reason of __equipment purchase__, Borrower applied this maximum loan. Lender agreed to lend money to the Borrower. This Contract is made under both parties’ voluntary and equal position, in line with the Contract Law of the People's Republic of China and The General Provisions of Loans of the People's Bank of China to specify the rights and obligations of parties involved.

Article 1 Borrower Representations and Warranties

The Borrower, an entity with legal person qualification (or branch legally authorized by the legal person) is established by law. According to the law, the Borrower has the ability to perform this contract.

Article 2 Loan Type: Mortgage____________________________

Article 3 Purpose of the Loan: _ equipment purchase _________________

Article 4 Loan Amount and Term of the Loan:

I.	The ceiling of the loan is (Capital) two million eight hundred and forty thousand_, lowercase_2,840,000_.

II.	The term of the loan is from May 30, 2006 to _May 30, 2011__ (If the term of IOU is inconsistent with Loan agreement, the IOU time prevail.)

III.
Within the maximum amount and the term of the contract, the Borrower can get the loan at anytime and shall pay back on schedule. At any point of time, the borrowing balance shall not exceed the contract maximum amount.

Article 5 Interest Rate, Interest and Interest Payment Method

I.	Interest Rate: Monthly Rate: __7.8‰_

During the loan term, if the countries related authority adjusted the interest rate, for short term loan (within one year, including one year), the interest rate shall be executed according to the contract. For the long term loan (exceed one year, not including one year), the interest rate adjusts yearly, (For the split loans, the interest rate follows the first loan rate). When the interest rate determined, no change will be made for one year. After one year, new rate will be determined based on the corresponding grade of interest rate. It is not obliged to inform the Borrower when the lender adjusts the interest rate and way of calculation.

If the Borrower did not pay back loan on time, the interest rate will be changed to past due interest rate. (In case of adjustment of interest rate, the Lender can calculate interest on multi-stage basis)

II.	The interest shall be calculated from the first date of loans transferred to the Borrower’s account.

III.	The Borrower shall pay the interests on the 20th of the (month/quarter). If the Borrower cannot pay the interests on time, the interests shall be deducted from the bank account of the Borrower.

Article 6 Repayment Method:

I.
Repayment Method: The Borrower shall be obliged to repay the principal and related interests on due date according to the agreement. If Borrower cannot make the repayment on time, the Lender has the right to deduct the due amount from the Borrower’s bank account.

Article 7 Guaranty

I.	Under this contract, the guarantee method is __Mortgage____ guarantee.

II.
Based on the specific issues of this contract, the Borrower has the obligation to actively assist Lender and guarantor to sign guarantee contracts No. __2006053013 _as a surety to fulfill the contract obligations.

III.
During the term of this contract, if the guarantor’s financial status becomes deteriorated or the liabilities for repayment of debts become weak, with the notification from the Lender, Borrower shall provide other guarantee which can satisfy Lender’s requirement.

Article 8 the Borrower's Warrants

I.	Timely making the payments of interests and loan principal.

II.	Using the capital of the loan as usage set forth in this contract, the Borrower will not change the original purpose of the loan without authorization.

III.	The Borrower shall provide real balance sheet, income statement and all the bank accounts and related financial information.

IV.	Accepting and providing cooperation for the Lender’s supervisions of related operation and financial activities.

V.	When the Borrower uses their own assets to secure others debt, Borrower shall notify the Lender in advance. It shall not affect the return of loan payment.

VI.	Any change of legal representative, legal person residence or premises and register capital, the Lender shall be notified.

VII.
In the implementation of contracting, leasing, joint venture, merger and acquisition, share adjustment, separation, establishment of trusteeship, property rights transfer, foreign investment, and foreign joint venture (cooperative) and any related institutional change, Borrower shall notify the Lender 30 days in advance, and confirm the debt and repayment method.

VIII.
In the event of closure of business, stopping business for internal rectification, or revocation of business license, Borrower shall inform the Lender in writing within three days after the incident, and return all the loan's principle plus interest and related costs.

IX.	In the even the Lender could recover the loan's principal and interests under this agreement on time or in advance, the Lender could deduct the recovery directly from Borrower's bank accounts.

Article 9 The Lender’s warrants

I.	The Lender shall extend the loan in full and on time.

II.	Do not accept any extra payment besides required cost in the contract.

III.	Keeping the confidentiality of the Borrower’s debt, financial, production and operation information.

Article 10 Breach

I.	Borrower’s Breach

1.
In the event the Borrower fails to use the loan in accordance with the agreed usage of the loan, the Lender shall have right to cease in extending the loan, recover part or even the entire extended loan or cancel the whole contract. Meanwhile, for any violation of the loan use, penalty shall be paid based on the number of days used by default based on the PBC's regulation. A daily record of penalty with the interest rate of 5‰_will be made, until the end of the settlement date. (In case of adjustment of interest rate, the Lender can calculate interest on multi-stage basis)

2.
If Borrower does not follow the contract to pay back money on time, according to the PBC's regulation, penalty shall be paid with an interest rate of 3.3‰__. If the interests cannot be paid on time, compound interest will be calculated based on penalty rate. (In case of adjustment of interest rate, the Lender can calculate interest on multi-stage basis)

3.
If Borrower fails to perform Article 8 of the contract, the Lender can cease in extending the loan which has not yet released. The Lender also has the right to recover the released part of loan or even the entire loan.

II.	Lender Breach

1.
If the Lender breaches the contract, penalty shall be paid in accordance of the default amount and days with an interest rate of  . If the termination of contract is caused by Borrower, Lender shall be exempted from the liability.

2.
If the Lender breaches the Article 9 section II, the Borrower shall have the right to refuse. If the Lender breach the Article 9 section III, the Borrower shall be entitled to complaints to the banking supervision department.

Article 11 Contract effectiveness, modification, dissolution and termination

I.	Contract effectiveness

This contract will enter into effect since the day of sealing and signing by both parties' legal representatives or both parties’ legal representatives authorized agents.

II.	Modification and dissolution

1.
If the Borrower wants to extend the loan, the Borrower shall provide the written agreement from guarantor to continue the guarantee and make the written application to the Lender 30 days before the expiration of the contract. After reviewed and approved by the lender and signed an extension agreement, the loan could be extended correspondently. The interest rate is determined on the cumulative multi-stage basis. Before the signing of the loan extension contract, this loan agreement will continue. After the signing of the loan extension contract, the loan extension contract will become the annex to this agreement.

2.	Under one of the following circumstances, Lender have the right to terminate the contract, require the Borrower to repay the loan ahead of schedule and compensate all the losses:

a.	In the event of closure of business, stopping business for internal rectification, revocation of business license,

b.	In the event some changes of the guarantee which go against Lender's claim happened, and the Borrower did not provide the necessary new guarantee required by the Lender,

c.	In the event the Borrower has other serious violations

3.
After the execution of this contract, except the contract has agreed on, neither Borrower nor Lender can change or terminate of the contract early. If it proves that it is really necessary to change or terminate this contract, it shall be agreed by both parties, and reached as a written agreement.

III.	Termination

The contract will be terminated until the day that all the following debt pay in full: the loan principal, interest, penalty, compensation, cost of debt claim and all the other necessary expense (including legal fees, implementation fees, agency fees, advertising fees, auction fees, insurance, appraisal fee, valuation fee, registration fee, transfer fee, storage fees, etc.)

Article 12 Dispute Resolution

I.
The disputes arising from the execution of this contract shall be settled through friendly consultation by both parties. In case no settlement can be reached, the disputes shall be submitted to the People's Court of the location of the Lender for judgment.

II.
After the maturity of the loan, if the Borrower and the guarantor cannot follow the contract to repay the loan principal and interest, the Borrower shall voluntarily accept the people's court enforcement.

Article 13 Other Matters Agreed by Parties

_   Pay the interests Quarterly                      ___________________________________

______________________________________________________________________

______________________________________________________________________

Article 14 Supplementary Provisions

I.	The following appendices shall be an integral part of this contract. It has the same legal effect as the body of this contract.

II.	Both parties have fully negotiated and understand the terms of this contract without any objection, especially the underlining parts.

III.	There are ___copies of this contract. Borrower, guarantor, notary public, mortgage registration authorities, each party has one copy, the Lender holds two copies. Each has the same legal effect.

Article 15 Appendix

I.	Borrower's annually renewed business license (copy)

II.	Borrower's Organization Code Certificate (copy)

III.	Legal Representative‘s identity card

IV.	Proxy's original copy of letter of authority and identity card

V.	Loan card (copy), account number, password

VI.	Loan Application

VII.	Board of Directors’ Resolution of lending consent

Borrower (official stamp):  Fufeng Jinqiu Printing and Packaging Co., Ltd.  (Stamped)

Legal Representative (signature and stamp): /s/ Yongming Feng

(Authorized agent)

Lender (official stamp): Fufeng County Credit Union Shangsong Branch (Stamped)

Legal Representative (signature and stamp): Guo Xuzhou (Stamped)

(Authorized agent): /s/ Wanlong Liang

Signing Date   May 29th, 2006

Signing Location: Fufeng County Credit Union Shangsong Branch